UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 20, 2010

VECTOR GROUP LTD.
(Exact name of Registrant as specified in its charter)

Delaware	1-5759	65-0949535

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 S.E. Second Street, Miami, Florida	33131

(Address of principal executive offices)	(Zip Code)
(305) 579-8000
(Registrant’s telephone number, including area code)
Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On April 20, 2010, Vector Group Ltd. (the “Company”) completed a private placement of $75.0 million aggregate principal amount of its 11% Senior Secured Notes due 2015 (the “Notes”) to Jefferies & Company, Inc. (the “Initial Purchaser”) in accordance with Rule 144A of the Securities Act of 1933, as amended. The Notes are governed by the terms of an Indenture, dated as of August 16, 2007 (the “Base Indenture”), as supplemented by a First Supplemental Indenture, dated as of July 15, 2008 (the “First Supplemental Indenture”), a Second Supplemental Indenture, dated as of September 1, 2009 (the “Second Supplemental Indenture”), and a Third Supplemental Indenture, dated as of April 20, 2010 (the “Third Supplemental Indenture” and together with the Base Indenture, the First Supplemental Indenture and the Second Supplemental Indenture, the “Indenture”), among the Company, the subsidiary guarantors named therein (the “Subsidiary Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”).
The Notes were issued at 101% of the face value. The Company intends to use the net proceeds of the issuance for general corporate purposes.
Interest on the Notes will be payable semi-annually on February 15 and August 15 of each year, commencing on August 15, 2010. The Notes will pay interest in cash at a rate of 11% per year. Interest on overdue principal and interest and liquidated damages, if any, will accrue at a rate that is 1% higher than the then applicable interest rate on the Notes.
The Notes mature on August 15, 2015. The Company may redeem some or all of the Notes at any time prior to August 15, 2011 at a make-whole redemption price. On or after August 15, 2011 the Company may redeem some or all of the Notes at a premium that will decrease over time, plus accrued and unpaid interest and liquidated damages, if any, to the redemption date. At any time prior to August 15, 2010, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of all notes outstanding under the Indenture with the net proceeds of certain equity offerings at 111% of the aggregate principal amount thereof, plus accrued and unpaid interest and liquidated damages, if any, to the redemption date.
The Notes are fully and unconditionally guaranteed on a joint and several basis by all of the wholly owned domestic subsidiaries of the Company that are engaged in the conduct of the Company’s cigarette businesses. In addition, some of the guarantees are secured by second priority or first priority security interests in certain collateral of some of the Subsidiary Guarantors pursuant to security and pledge agreements. The Company will not provide any security for the Notes.
In the event of a Change of Control (as defined in the Indenture), each holder of the Notes may require the Company to repurchase some or all of its Notes at a repurchase price equal to 101% of the aggregate principal amount of the Notes plus accrued and unpaid interest and liquidated damages, if any, to the date of purchase.
If an Event of Default (as defined in the Indenture) occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding 11% Senior Secured Notes due 2015 may declare the Notes immediately due and payable, except that an Event of Default resulting from a bankruptcy or similar proceeding with respect to the Company or with respect to the Subsidiary Guarantors who, individually or as a group, would constitute a Significant Subsidiary (as defined in the Indenture) will automatically cause the Notes to become immediately due and payable without any declaration or other act on the part of the Trustee or any Note holders.
In connection with the issuance of the Notes, on April 20, 2010, the Company and the Subsidiary Guarantors entered into a Registration Rights Agreement with the Initial Purchaser. The Company and the Subsidiary Guarantors have agreed to consummate a registered exchange offer for the Notes within 360 days after the date of the initial issuance of the Notes. The Company and the Subsidiary Guarantors have agreed to file and keep effective for a certain time period a shelf registration statement for the resale of the Notes if an exchange offer cannot be effected and under certain other circumstances. The Company will be required to pay additional interest on the Notes if it fails to timely comply with its obligations under the Registration Rights Agreement until such time as it complies.
The summary of the foregoing transactions is qualified in its entirety by reference to the text of the related agreements. Copies of the Third Supplemental Indenture and the Registration Rights Agreement are attached as Exhibits 4.1 and 4.2 hereto, respectively, and are incorporated herein by reference. Copies of the Base Indenture, the First Supplemental Indenture and the Second Supplemental Indenture were filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Committee (the “SEC”) on August 17, 2007, July 15, 2008 and September 1, 2009, respectively. Copies of the security and pledge agreements of certain of the Subsidiary Guarantors were filed as Exhibits 4.2, 4.3 and 4.4 to the Company’s Current Report on Form 8-K filed with the SEC on August 17, 2007.
The Initial Purchaser or its affiliates from time to time have provided in the past and may provide in the future investment banking, commercial lending and financial advisory services to the Company and its affiliates in the ordinary course of business. The Initial Purchaser and its affiliates beneficially own approximately 5.3% of the Company’s common stock.
U.S. Bank National Association has in the past provided and may from time to time in the future provide trustee, registrar, exchange agent, paying agent and other services to the Company.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
See Item 1.01, which is incorporated herein by reference.
Item 8.01. Other Events.
On April 20, 2010, the Company issued a press release, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference, announcing the completion of the $75 million debt offering.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

4.1	Third Supplemental Indenture, dated as of April 20, 2010, among Vector Group Ltd., the subsidiary guarantors named therein and U.S. Bank National Association, as Trustee

4.2	Registration Rights Agreement, dated as of April 20, 2010, between Vector Group Ltd., the subsidiary guarantors named therein and Jefferies & Company, Inc.

99.1	Press Release dated April 20, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTOR GROUP LTD.
Date: April 21, 2010	By:	/s/ J. Bryant Kirkland III
J. Bryant Kirkland III
Vice President and Chief Financial Officer